EXHIBIT 10.7
                                     FORM OF
                            INDEMNIFICATION AGREEMENT

         INDEMNIFICATION AGREEMENT dated as of May 20, 2005, between CENUCO, INC., a Delaware corporation (the "Company") and ___________ ("Indemnitee").

         A. At the request of the Company, Indemnitee is serving or has agreed to serve as an officer and/or director and/or employee of one or more Corporations (as defined below), or otherwise as an Agent (as defined below) of the Company; and

         B. Indemnitee is willing to serve, or to continue to serve, and may take on additional service for or on behalf of the Company and its Affiliates (as defined below), on the condition that he is indemnified as provided in this Agreement; and

         C. In recognition of Indemnitee's need for substantial protection against personal liability in connection with his service, the Company wishes to provide for the indemnification of, and the advancing of expenses to Indemnitee, to the full extent permitted by applicable law and in accordance with the terms and conditions of this Agreement.

         The parties, intending to be legally bound, agree as follows:

         1.       Certain Definitions.

         "Affiliate" shall mean any entity (including, without limitation, any employee benefit plan or trust) controlling, controlled by or under common control with the Company.

         "Agent" shall mean a person who serves in the capacity of director, officer, employee, agent, trustee, fiduciary, joint venturer, partner, manager or other official of the Corporation or an Affiliate of the Corporation, either at the request of, for the convenience of, or otherwise to benefit the Corporation or an Affiliate of the Corporation.

         "Corporation" shall mean, as the case may be, the Company, any Affiliate (including any subsidiary corporation or limited liability company) of the Company and any other entity for which Indemnitee at any time serves as an Agent. "Corporation" shall include all predecessors of the Company or any Affiliates by merger, sale of assets transaction or otherwise.

         "Determining Entity" shall mean the entity making the determination in accordance with Section 5(b) as to whether Indemnitee is entitled to indemnification hereunder.

         "Disinterested Director" shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

         "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, accountants' fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification or advancement of Expenses under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

         "Final Adverse Determination" shall mean a determination that Indemnitee is not entitled to indemnification made pursuant to Section 5 and (i) a final, nonappealable adjudication in a court of competent jurisdiction shall have denied Indemnitee's right to indemnification hereunder, or (ii) Indemnitee shall have failed to file a complaint in a court of competent jurisdiction for a period of 60 days after the determination made pursuant to Section 5.

         "Indemnification Period" shall mean the time period during which Indemnitee serves as an Agent of the Corporation (including all service prior to the date of this Agreement) and any subsequent period during which Indemnitee is potentially subject to any possible Proceeding.

         "Independent Legal Counsel" shall mean a law firm or a member of a law firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) that neither currently is nor in the past five years has been retained to represent (i) the Company or any Affiliates in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder or under any similar agreement to which the Company or any of its Affiliates is a party.

         "Liabilities" shall mean liabilities of any type whatsoever, including, without limitation, any judgments, fines, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) arising out of or resulting from any Proceeding.

         "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding (whether civil, criminal, administrative or investigative and whether formal or informal) to which Indemnitee is made a party or is threatened to be made a party, or in connection with which he is called as a witness or is asked to provide documentary evidence or otherwise participate, by reason of the fact that he is or was an Agent on or after the date of this Agreement or by reason of any actual or alleged acts or omissions of Indemnitee in his capacity as an Agent.

         2. Indemnification. Subject to the limitations set forth in this Section and in Section 6, the Company hereby agrees to indemnify Indemnitee and hold him harmless from and against Expenses and Liabilities with respect to any Proceeding to the fullest extent not prohibited by applicable law in effect on the date of this Agreement or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide before such amendment). The right to indemnification conferred under this Agreement shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company and its Affiliates as an Agent and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 2, the Company agrees to indemnify Indemnitee if and whenever he is or was a party or is threatened to be made a party to any Proceeding, including, without limitation, any such Proceeding brought by or in the right of the Corporation, against Expenses and Liabilities incurred by Indemnitee or on his behalf in connection with such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Section 3.

         3. Advancement of Expenses. Expenses incurred by Indemnitee shall be paid by the Company within 30 days after receipt by the Company of a written request for an advance of Expenses, if Indemnitee shall undertake in writing to repay any such advances in the event that it is ultimately determined that Indemnitee is not entitled to indemnification under this Agreement or otherwise. Each written request for an advancement of any Expenses under this Section 3 shall contain reasonable detail of the Expenses incurred by Indemnitee.

         4. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement. The Determining Entity shall be deemed to have determined that Indemnitee is entitled to such indemnification unless, within the time specified in Section 5(a)(i) the Determining Entity shall affirmatively determine in good faith and in accordance with Section 5(b), based upon a preponderance of the facts known at the time, that Indemnitee is not entitled to indemnification, and (ii) Indemnitee shall have received written notice within such period of such determination. The notice to Indemnitee specified in the preceding sentence shall disclose with particularity the facts in support of the Determining Entity's determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not affect this presumption or establish a presumption with regard to any factual matter relevant to determining Indemnitee's rights to indemnification hereunder.

         5. Procedure for Determination of Entitlement to Indemnification. (a) Whenever Indemnitee believes that he is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Company. Any request for indemnification shall include reasonably sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. In any event, Indemnitee shall submit his claim for indemnification with respect to any Proceeding for which Indemnitee requests indemnification not later than three months after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final determination in connection with such Proceeding, whichever is the later to occur. The president, secretary, general counsel or other appropriate officer of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors of the Company in writing that Indemnitee has made such request. Determination of Indemnitee's entitlement to indemnification for Expenses and for Liabilities not previously reimbursed shall be made not later than 30 days after the Company's receipt of his written request for such indemnification. Payment of Expenses and Liabilities entitled to indemnification shall be made within 10 days after such determination.

                  (b) Determination of Indemnitee's entitlement to indemnification shall be made:

                           (i) by the Board of Directors of the Company by a
                  majority vote of a quorum consisting of Disinterested Directors; or

                           (ii) if such a quorum cannot be obtained, by majority
                  vote of a committee duly designated by the Board of Directors of the Company (in which designation directors who are parties to the Proceeding may participate), consisting solely of two or more Disinterested Directors; or

                           (iii) if such a quorum cannot be obtained and such a
                  committee cannot be designated, if the Board of Directors of the Company otherwise elects, or if the Corporation has been dissolved or liquidated, by Independent Legal Counsel.

         6. Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to Indemnitee to the extent that:

                  (a) Payment is actually made to Indemnitee of amounts otherwise payable hereunder under any insurance policy or is made to Indemnitee by the Corporation or an Affiliate of the Corporation otherwise than pursuant to this Agreement;

                  (b) A court of competent jurisdiction in a final, nonappealable judgment determines that Indemnitee is not entitled to such payment; or

                  (c) The payment is for Liabilities in connection with Proceedings settled without the Company's consent, which consent shall not be unreasonably withheld.

         7. Fees and Expenses of Independent Legal Counsel. The Company agrees to pay the reasonable fees and expenses of any Independent Legal Counsel retained to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 5(b).

         8. Modification and Termination. No modification or termination of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall any such waiver constitute a continuing waiver.

         9. Notice by Indemnitee and Defense of Claim. Indemnitee shall, as promptly as practicable, notify the Company in writing upon being served with any summons, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee if and to the extent that such omission does not demonstrably prejudice its rights. If such omission does prejudice its rights, the Company will be relieved from liability only to the extent of such demonstrable prejudice. With respect to any Proceeding for which Indemnitee seeks indemnification:

                  (a) The Corporation and the Company will be entitled to participate therein at their own expense; and

                  (b) The Corporation and/or the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation and/or the Company shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and/or the Company and Indemnitee with respect to such Proceeding. After notice from the Corporation or the Company to Indemnitee of its election to assume the defense thereof, the Corporation and/or the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation or the Company of its assumption of the defense thereof shall be at the expense of Indemnitee, unless:

                           (i) The employment of counsel by Indemnitee has been
                  authorized by the Company; or

                           (ii) Neither the Corporation nor the Company have in
                  fact employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be an Expense subject to advance payment and indemnification under this Agreement by the Company.

                  (c) Neither the Corporation nor the Company shall settle any Proceeding in any manner that would impose any cost, penalty or limitation on Indemnitee without Indemnitee's written consent; provided, however, that Indemnitee shall not unreasonably withhold his consent to any proposed settlement.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom the notice or other communication shall have been directed, or (b) mailed by certified or registered or express mail with postage prepaid, or (c) sent by prepaid recognized overnight courier,

                  If to the Company, to:

                           Cenuco, Inc.
                           6421 Congress Avenue
                           Suite 201
                           Boca Raton, FL 33487

                  If to Indemnitee, to:

                           ---------------------

                           ---------------------

or to such other address as may have been furnished in writing to the other party as provided in this Section. Notices shall be effective only upon receipt.

         11. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the corporation law of the jurisdiction of incorporation of the Corporation, the Corporation's Certificate of Incorporation or By-laws, or any agreements, vote of stockholders, resolution of the Board of Directors, or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefit of such more favorable rights.

         12. Binding Effect; Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), legatees, distributees and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

         13. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

                  (a) The validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

                  (b) To the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

         14. Governing Law. This Agreement is entered into in, and shall be governed by and construed and enforced in accordance with the laws of, the State of New York, without regard to its principles of conflicts of laws, and to the extent applicable to a Corporation, the corporate or limited liability company law of the state of its organization.

         15. Representations and Warranties of the Company. The Company represents and warrants that this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         16. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to its subject matter, and there are no other oral or written agreements or understandings between the parties with respect to the subject matter of this Agreement, except as provided in Section 11. If a dispute arises under this Agreement, the parties agree that proper jurisdiction and venue for the resolution of any such dispute shall be the state and federal courts located in New York, New York and, in addition, as to any Corporation incorporated in the State of Delaware, the State of Delaware. The parties each irrevocably submit to the jurisdiction of such courts. Each party irrevocably waives any objection which it may have based upon improper venue or forum nonconveniens to the conduct of any proceeding in any such court, and irrevocably waives personal service of any process upon it, and consents that all such service of process may be made in the manner provided in Section 10.

         17. No Employment Contract. This Agreement does not constitute a contract of employment between Indemnitee and the Company or any Affiliate.

         18. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile signatures on this Agreement shall be valid and effective for all purposes.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                             CENUCO, INC.

                                             By:
                                                ------------------------------

                                             Name:  Steven Bettinger
                                                  ----------------------------
                                             Title:  Chief Executive Officer
                                                  ----------------------------

                                             INDEMNITEE

                                             ---------------------------------

                                        8